UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2016

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2016, Energy Services of America, Inc. (the “Company”) entered into a $15.0 million revolving line of credit financing arrangement with United Bank, Inc. (West Virginia) and Summit Community Bank (West Virginia). This one year financing arrangement, effective February 27, 2016, replaces the $10.0 million revolving line of credit agreement reached on February 27, 2015.

On April 1, 2016, the Company issued a press release announcing the agreement. A copy of the press release dated April 1, 2016 is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated April 1, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: April 1, 2016	By:	/s/ Charles Crimmel
Charles Crimmel
Chief Financial Officer